UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 24, 2005

Date of Report (Date of earliest event reported)

Presstek, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-17541 (Commission File Number)	02-0415170 (I.R.S. Employer Identification No.)

55 Executive Drive
Hudson, New Hampshire 03051-4903

(Address of Principal Executive Offices)

(603) 595-7000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1 EMPLOYMENT AGREEMENT SUSAN A MCLAUGHLIN
EX-99.2 PRESS RELEASE DATED JANUARY 24, 2005

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On January 24, 2005, Presstek, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Susan A. McLaughlin in connection with Ms. McLaughlin’s appointment as President, ABD International, Inc. (ABDick, a Presstek company) and Senior Vice President, Presstek. The terms and conditions of the Employment Agreement are more fully set forth in Exhibit 99.1 attached to this current report, which exhibit is incorporated herein by reference in its entirety.

Section 5 – Corporate Governance and Management

Item 5.02. Appointment of Principal Officers.

On January 24, 2005, the Company issued a press release announcing the appointment of Susan A. McLaughlin as President, ABD International, Inc. (ABDick, a Presstek company) and Senior Vice President, Presstek. The press release is included as Exhibit 99.2 attached to this current report and is incorporated herein by reference in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	Employment Agreement dated January 24, 2005, between Presstek, Inc. and Susan A. McLaughlin. Filed herewith.

99.2	Press release of Presstek, Inc. dated January 24, 2005 announcing the appointment of Susan A. McLaughlin as President, ABD International, Inc. (ABDick, a Presstek company) and Senior Vice President, Presstek. Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC.

Date: January 28, 2005	By:	/s/ Moosa E. Moosa

Moosa E. Moosa
Vice President - Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement dated January 24, 2005, between Presstek, Inc. and Susan A. McLaughlin. Filed herewith.

99.2	Press release of Presstek, Inc. dated January 24, 2005 announcing the appointment of Susan A. McLaughlin as President, ABD International, Inc. (ABDick, a Presstek company) and Senior Vice President, Presstek. Filed herewith.